SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 30, 2004

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319

(Addresses of Principal Executive Offices, including Zip Code)

(404) 303-4000

(Registrant’s Telephone Number, including Area Code)

Item 5. Other Events and Required FD Disclosure.

On July 30, 2004, HomeBanc Corp. issued the press release filed with this Current Report as Exhibit 99.1 announcing the completion of a public offering through HomeBanc Mortgage Trust, Series 2004-1 of approximately $989.2 million of notes backed by adjustable-rate, residential first mortgage loans.

Pursuant to General Instruction F to Form 8-K, the press release attached hereto as Exhibit 99.1, is incorporated into this Item 5 by reference.

Item 7. Financial Statements, Pro Forma Information and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 30, 2004, of HomeBanc Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEBANC CORP.

By:	/s/ Charles W. McGuire
Name:	Charles W. McGuire
Title:	Executive Vice President, General Counsel & Secretary

Date: July 30, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated July 30, 2004, of HomeBanc Corp.